CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Post-Effective Amendment No. 21 to the Registration Statement of Franklin New York Tax-Free Income Fund on Form N-1A File Nos. 2-77880 of our report dated June 30, 1998 on our audit of the financial statements and financial highlights of Franklin New York Tax-Free Income Fund, which report is included in the Annual Report to Shareholders for the year ended May 31, 1998 which is incorporated by reference in the Registration Statement.


                                     PricewaterhouseCoopers LLP
                                     /s/PricewaterhouseCoopers LLP






San Francisco, California
July 17, 1998